UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

Cardiff Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2021, Cardiff Oncology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pfizer Inc. (“Pfizer”), pursuant to which the Company agreed to offer, issue and sell to Pfizer, (i) in a registered direct offering (the “Offering”), an aggregate of 2,411,575 shares (the “Common Shares”) of common stock, par value $0.0001 per share (“Common Stock”) at a purchase price per share of $6.22 for aggregate gross proceeds to the Company of approximately $15.0 million, before deducting estimated offering expenses payable by the Company. In connection with the Offering, Pfizer has agreed not to sell or transfer any of the Common Shares, subject to certain customary exceptions, for a period of 180 days from the closing date of the Purchase Agreement.

The Common Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2021 (File No. 333-254217) (the “Registration Statement”). A prospectus supplement will be filed with the Commission. The Company is filing the opinion of its counsel, Sheppard, Mullin, Richter & Hampton LLP, relating to the legality of the issuance and sale of the Common Shares, as Exhibit 5.1 hereto.

The closing of the Offering described above is subject to satisfaction of specified customary closing conditions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the Offering, the Company and Pfizer entered into an Information Rights Agreement dated November 17, 2021 pursuant to which until May 17, 2023, the Company has agreed to provide Pfizer with access to any pre-clinical or final clinical data and results generated as part of the onvansertib development program at least two (2) business days prior to the Company providing such data to a third party.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement and the Information Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Securities Purchase Agreement dated November 17, 2021
99.1	Press Release of Cardiff Oncology, Inc. dated November 18, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         November 18, 2021

CARDIFF ONCOLOGY, INC.

By:	/s/ Mark Erlander
Mark Erlander
Chief Executive Officer

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